Prologis Supplemental Information FIRST QUARTER 2026 Unaudited Prologis Airport Center 4, West Palm Beach, Florida

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary of Co-Investment Ventures 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$41.5B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At March 31, 2026, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (121 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,881 Buildings 1.3B Square Feet Europe 257M SF 9% of NOI*(A) Asia 115M SF 2% of NOI*(A) U.S. 804M SF 84% of NOI*(A) Other Americas 129M SF 5% of NOI*(A)

Company Profile Highlights OPERATIONS $6.9B in annual NOI*(A) DEVELOPMENT $715M in value creation from stabilizations(C) GROSS AUM $235B DATA CENTER POWER PIPELINE 5.6GW secured or in advanced stage(E) MARKET EQUITY $126B STRATEGIC CAPITAL $366M of fees and promotes(B) (D) (D) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q1 2026 Prologis Share of NOI of the Operating Portfolio annualized. Q1 2026 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Our Power Pipeline is comprised of 1.7GW Secured Power (including 423MW under development) and 3.9GW Advanced Stage Power. Please see our Notes and Definitions for further explanation.

Company Performance Highlights NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* dollars in millions, except per share/unit data Three Months Ended March 31, 2026 2025 Rental and other revenues $ 2,137 $ 1,999 Strategic capital revenues 161 141 Total revenues 2,298 2,140 Net earnings attributable to common stockholders 980 592 Core FFO attributable to common stockholders/unitholders* 1,440 1,356 AFFO attributable to common stockholders/unitholders* 1,472 1,084 Adjusted EBITDA attributable to common stockholders/unitholders* 2,178 1,771 Estimated value creation from development stabilizations - Prologis Share 387 240 Common stock dividends and common limited partnership unit distributions 1,026 965 Per common share - diluted: Net earnings attributable to common stockholders $ 1.05 $ 0.63 Core FFO attributable to common stockholders/unitholders* 1.50 1.42 Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)* 1.52 1.43 Business line reporting: Real estate* 1.45 1.36 Strategic capital* 0.05 0.06 Core FFO attributable to common stockholders/unitholders* 1.50 1.42 Realized development gains, net of taxes* 0.30 0.03 Dividends and distributions per common share/unit 1.07 1.01 * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent Prologis Leading Indicators and Proprietary Metrics* Highlights 136 Average 83 56.1 Average 57.7 59 Average 54 84.0% Average 85.3% Average 40% 40% Net rentable area of proposals Proposals as a % of available net rentable area * Please see our Notes and Definitions for further explanation.

Q1 2026 Supplemental PROLOGIS®

Highlights

Guidance(A)

dollars in millions, except per share amounts

2026 Guidance	Low		High	
Net earnings attributable to common stockholders[(B)]	$	3.80	**$**	**4.05**
Core FFO attributable to common stockholders/unitholders*[(B)]	$	6.07	**$**	**6.23**
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*[(B)]	$	6.12	**$**	**6.28**
Operations				
Average occupancy - Prologis Share		95.00%		**95.75%**
Same store NOI - cash - Prologis Share*		6.25%		**7.00%**
Same store NOI - net effective - Prologis Share*		4.75%		**5.50%**
Other Assumptions				
Strategic capital revenue, excluding promote revenue	$	660	**$**	**680**
Net Promote Income (Expense)	$	(50)	**$**	**(50)**
General & administrative expenses	$	510	**$**	**525**
Realized development gains	$	500	**$**	**700**

Capital Deployment	PROLOGIS SHARE				OWNED AND MANAGED			
	Low		High					
Development stabilizations	$	2,250	**$**	**2,750**	$	2,500	**$**	**3,000**
Development starts	$	3,500	**$**	**4,500**	$	4,500	**$**	**5,500**
Acquisitions	$	1,000	**$**	**1,500**	$	2,000	**$**	**3,000**
Dispositions	$	1,750	**$**	**2,250**	$	2,500	**$**	**3,000**
Contributions	$	1,750	**$**	**2,250**	$	3,000	**$**	**3,500**

Exchange Rates

We have hedged the rates for the majority of our estimated 2026 Euro, Sterling and Yen Core FFO, effectively insulating 2026 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.15 ($/€), 1.32 ($/£) and 159.50 (¥/$), respectively.

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Our guidance for 2026 is based on management's current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to "Forward-Looking Statements" and "Risk Factors" referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission ("SEC") for more information.

B. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

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Consolidated Balance Sheets Financial Information in thousands March 31, 2026 December 31, 2025 Assets: Investments in real estate properties: Operating properties $ 80,875,731 $ 80,561,020 Development portfolio 2,492,161 3,019,009 Land 4,684,949 4,888,153 Other real estate investments 7,188,604 6,661,174 95,241,445 95,129,356 Less accumulated depreciation 15,298,353 14,729,149 Net investments in real estate properties 79,943,092 80,400,207 Investments in and advances to unconsolidated entities 11,241,723 11,093,936 Assets held for sale or contribution 499,799 203,344 Net investments in real estate 91,684,614 91,697,487 Cash and cash equivalents 861,144 1,145,647 Other assets 5,587,693 5,881,122 Total assets $ 98,133,451 $ 98,724,256 Liabilities and Equity: Liabilities: Debt $ 34,669,592 $ 35,037,073 Accounts payable, accrued expenses and other liabilities 5,515,367 5,933,175 Total liabilities 40,184,959 40,970,248 Equity: Stockholders' equity 53,503,401 53,193,178 Noncontrolling interests 3,316,274 3,316,713 Noncontrolling interests - limited partnership unitholders 1,128,817 1,244,117 Total equity 57,948,492 57,754,008 Total liabilities and equity $ 98,133,451 $ 98,724,256

Consolidated Statements of Income Financial Information Three Months Ended March 31, in thousands, except per share amounts 2026 2025 Revenues: Rental $ 2,125,084 $ 1,987,265 Strategic capital 160,812 141,139 Development management and other 11,827 11,261 Total revenues 2,297,723 2,139,665 Expenses: Rental 520,283 488,317 Strategic capital 81,889 60,777 General and administrative 126,890 114,701 Depreciation and amortization 731,506 652,058 Other 10,123 9,649 Total expenses 1,470,691 1,325,502 Operating income before gains on real estate transactions, net $ 827,032 $ 814,163 Gains on dispositions of development properties and land, net 292,983 27,451 Gains on other dispositions of investments in real estate, net 91,040 36,799 Operating income $ 1,211,055 $ 878,413 Other income (expense): Earnings from unconsolidated entities, net 93,296 67,899 Interest expense (254,286) (231,751) Foreign currency, derivative and other gains (losses) and other income (expense), net 44,611 (31,658) Gains (losses) on early extinguishment of debt, net (1,890) – Total other income (expense) (118,269) (195,510) Earnings before income taxes 1,092,786 682,903 Current income tax benefit (expense) (47,781) (36,701) Deferred income tax benefit (expense) (190) (6,682) Consolidated net earnings 1,044,815 639,520 Net earnings attributable to noncontrolling interests (39,978) (31,576) Net earnings attributable to noncontrolling interests - limited partnership units (22,861) (14,991) Net earnings attributable to controlling interests 981,976 592,953 Preferred stock dividends (1,500) (1,452) Net earnings attributable to common stockholders $ 980,476 $ 591,501 Weighted average common shares outstanding - Diluted 957,561 956,080 Net earnings per share attributable to common stockholders - Diluted $ 1.05 $ 0.63

Reconciliations of Net Earnings to FFO* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended March 31, in thousands 2026 2025 Net earnings attributable to common stockholders $ 980,476 $ 591,501 Add (deduct) NAREIT defined adjustments: Real estate related depreciation and amortization 705,550 632,686 Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (91,040) (35,807) Adjustments related to noncontrolling interests (10,737) (18,407) Our proportionate share of adjustments related to unconsolidated entities 151,155 150,624 NAREIT defined FFO attributable to common stockholders/unitholders* $ 1,735,404 $ 1,320,597 Add (deduct) our modified adjustments: Unrealized foreign currency, derivative and other losses (gains), net (14,269) 54,898 Deferred income tax expense (benefit) 190 6,682 Adjustments related to noncontrolling interests 712 – Our proportionate share of adjustments related to unconsolidated entities (725) 1,371 FFO, as modified by Prologis attributable to common stockholders/unitholders* $ 1,721,312 $ 1,383,548 Add (deduct) Core FFO defined adjustments: Gains on dispositions of development properties and land, net (292,983) (27,451) Current income tax expense (benefit) on dispositions 1,302 144 Losses (gains) on early extinguishment of debt, net 1,890 – Adjustments related to noncontrolling interests 271 73 Our proportionate share of adjustments related to unconsolidated entities 8,701 (283) Core FFO attributable to common stockholders/unitholders* $ 1,440,493 $ 1,356,031 Add (deduct) AFFO defined adjustments: Gains on dispositions of development properties and land, net 292,983 27,451 Current income tax benefit (expense) on dispositions (1,302) (144) Straight-lined rents and amortization of lease intangibles (165,749) (180,361) Property improvements (26,065) (34,367) Turnover costs (123,816) (123,123) Amortization of debt discount, financing costs and management contracts, net 21,400 21,112 Stock compensation amortization expense 60,632 53,161 Adjustments related to noncontrolling interests 19,628 13,982 Our proportionate share of adjustments related to unconsolidated entities (46,311) (49,819) AFFO attributable to common stockholders/unitholders* $ 1,471,893 $ 1,083,923

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended March 31, in thousands 2026 2025 Net earnings attributable to common stockholders $ 980,476 $ 591,501 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (91,040) (36,799) Depreciation and amortization expense 731,506 652,058 Interest charges 237,908 215,650 Current and deferred income tax expense, net 47,971 43,383 Net earnings attributable to noncontrolling interests - limited partnership units 22,861 14,991 NOI adjustments for real estate transactions 9,264 7,829 Preferred stock dividends 1,500 1,452 Unrealized foreign currency, derivative and other losses (gains), net (14,269) 54,898 Stock compensation amortization expense 60,632 53,161 Losses (gains) on early extinguishment of debt, net 1,890 – Adjustments related to noncontrolling interests (33,544) (33,850) Our proportionate share of adjustments related to unconsolidated entities 222,879 207,162 Adjusted EBITDA attributable to common stockholders/unitholders* $ 2,178,034 $ 1,771,436

94.8% 94.8% 94.7% 95.2% 95.4% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE Operations Overview 64.5% 59.9% 55.0% 50.1% 43.5% Trailing four quarters - net effective * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q1 2026 Supplemental

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
95.2%
95.1%
95.4%
95.6%
95.4%
97.7%
97.1%
96.8%
96.2%
96.3%
95.6%
95.3%
95.2%
97.0%
95.7%
92.5%
93.2%
92.8%
94.2%
92.5%
Q1 25 Q2 25 Q3 25 Q4 25 Q1 26
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[(A)]	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	42,136	36,528	42,720	27,581	45,834
New leases	21,115	13,906	19,631	14,712	16,913
Total Operating Portfolio	63,251	50,434	62,351	42,293	62,747
Properties under development	1,868	747	3,252	1,471	3,975
Total Square Feet of Leases Commenced	**65,119**	**51,181**	**65,603**	**43,764**	**66,722**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	70,648	59,237	70,227	51,686	71,968
Weighted average term of leases started (in months)	63	56	59	61	58
Operating Portfolio:					
Trailing four quarters - square feet of leases commenced	194,817	205,637	218,996	218,329	217,825
Trailing four quarters - average % of portfolio	16.6%	17.4%	18.3%	18.1%	18.0%
Rent change (net effective)	43.4%	44.2%	42.5%	37.5%	27.1%
Rent change (net effective) - Prologis Share	53.7%	53.4%	49.4%	43.8%	31.9%
Rent change (cash)	23.8%	26.7%	24.3%	21.8%	13.5%
Rent change (cash) - Prologis Share	32.1%	34.8%	29.4%	27.3%	16.8%

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

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Operating Metrics – Owned and Managed Operations CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (BY UNIT SIZE) Trailing four quarter average Per square foot ($) As a % of lease value Per square foot ($) Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Property improvements(A) $ 63,040 $ 127,020 $ 162,406 $ 205,383 $ 55,122 Tenant improvements 91,378 122,474 104,823 114,505 96,020 Leasing commissions 92,391 94,151 108,666 108,667 89,894 Total turnover costs 183,769 216,625 213,489 223,172 185,914 Total Capital Expenditures - Owned and Managed $ 246,809 $ 343,645 $ 375,895 $ 428,555 $ 241,036 Trailing four quarters - % of Operating Portfolio NOI 15.4% 15.4% 15.0% 14.6% 14.2% Weighted average ownership percentage 69.1% 69.3% 70.7% 69.1% 67.8% Total Capital Expenditures - Prologis Share $ 170,468 $ 238,311 $ 265,774 $ 296,158 $ 163,500 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Square feet 1,129,114 1,128,630 1,125,601 1,121,839 1,179,564 Average occupancy 95.5% 95.4% 95.2% 95.7% 95.4% Average occupancy - annual percentage change (1.5%) (1.2%) (1.3%) (0.6%) 0.3% Period ending occupancy 95.5% 95.4% 95.4% 95.8% 95.3% Percentage change - Prologis Share*: NOI - cash 6.2% 4.9% 5.2% 5.7% 8.8% NOI - net effective 5.9% 4.8% 3.9% 4.7% 6.1% 2.9% 2.9% 3.2% 3.5% 4.1% 91.9% 95.0% 96.4% 98.9% Period ending occupancy Free rent as a % of lease value - trailing four quarters * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Property improvements exclude expenditures related to one-time, structural work on our properties.

Operating Portfolio – Square Feet, Occupied and Leased Operations # of Buildings Square Feet Occupied % Leased % square feet in thousands and ordered by Prologis Share of NOI (%) Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 556 126,984 106,756 13.7 96.1 95.9 96.8 96.7 New Jersey/New York City 205 54,127 42,603 5.5 94.3 94.2 95.0 95.0 San Francisco Bay Area 295 29,535 24,451 3.1 95.9 96.1 96.2 96.4 Dallas/Ft. Worth 278 61,023 52,017 6.7 96.6 96.8 96.7 96.9 Chicago 320 69,518 54,109 7.0 97.6 97.4 97.6 97.4 South Florida 226 29,943 23,809 3.1 94.1 93.7 94.8 94.5 Atlanta 236 52,060 45,941 5.9 95.8 96.1 96.1 96.5 Lehigh Valley 81 36,108 31,943 4.1 93.3 93.4 93.3 93.4 Houston 220 36,907 31,102 4.0 98.6 98.9 98.6 98.9 Seattle 163 24,967 17,938 2.3 93.3 94.5 93.3 94.5 Central Valley 46 24,137 22,278 2.9 97.4 97.6 97.6 97.9 Baltimore/Washington 134 18,328 14,525 1.9 92.0 92.7 93.1 94.0 Phoenix 82 17,936 15,653 2.0 96.0 96.5 96.7 97.2 Nashville 67 17,553 13,724 1.8 96.8 97.1 96.8 97.1 Orlando 110 14,253 12,785 1.6 94.5 95.0 94.8 95.3 Las Vegas 81 14,760 9,081 1.2 92.3 94.6 92.4 94.8 Central PA 38 19,097 14,342 1.8 90.3 91.6 91.0 92.5 Cincinnati 67 18,751 16,294 2.1 92.1 91.7 92.3 92.0 Indianapolis 57 20,580 16,452 2.1 95.1 96.0 95.1 96.1 Remaining U.S. markets (11 markets) 376 71,790 61,461 7.9 95.0 95.0 95.4 95.5 Total U.S. 3,638 758,357 627,264 80.7 95.4 95.6 95.8 96.0 Mexico 355 67,271 24,205 3.1 96.3 95.2 96.3 95.2 Canada 40 13,154 13,154 1.7 97.1 97.1 97.1 97.1 Brazil 46 20,141 5,308 0.7 95.8 96.8 95.8 96.8 Total Other Americas 441 100,566 42,667 5.5 96.3 96.0 96.3 96.0 United Kingdom 179 32,758 12,732 1.6 95.7 94.2 95.7 94.2 Germany 153 38,830 12,139 1.6 97.7 97.5 97.9 97.7 Netherlands 116 31,330 10,452 1.4 98.2 98.6 98.2 98.6 France 148 36,043 12,471 1.6 94.2 93.2 94.2 93.2 Remaining European countries (8 countries) 508 106,788 38,397 4.9 94.8 92.8 95.4 93.6 Total Europe 1,104 245,749 86,191 11.1 95.7 94.4 96.0 94.8 Japan 74 51,246 11,240 1.4 95.8 87.7 96.6 90.2 China 180 53,291 8,336 1.1 89.2 89.4 89.8 90.0 Singapore 5 951 951 0.1 98.3 98.3 98.3 98.3 India 2 478 406 0.1 88.3 88.3 88.3 88.3 Total Asia 261 105,966 20,933 2.7 92.5 88.9 93.2 90.4 Total Outside the U.S. 1,806 452,281 149,791 19.3 95.1 94.1 95.4 94.5 Total Operating Portfolio 5,444 1,210,638 777,055 100.0 95.3 95.3 95.6 95.8

Q1 2026 Supplemental PROLOGIS®

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	First Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Southern California	$ 407,897	$ 344,700	20.1	$ 20,994,872	$ 18,302,214	19.3
New Jersey/New York City	179,935	142,822	8.3	9,863,906	8,049,410	8.5
San Francisco Bay Area	112,729	94,423	5.5	5,013,782	4,185,676	4.4
Dallas/Ft. Worth	110,311	93,577	5.4	5,639,828	4,791,859	5.0
Chicago	115,771	88,791	5.2	6,851,225	5,324,933	5.6
South Florida	96,325	75,855	4.4	5,450,275	4,433,858	4.7
Atlanta	82,099	71,667	4.2	4,463,232	3,950,463	4.2
Lehigh Valley	73,583	65,443	3.8	4,602,813	4,160,515	4.4
Houston	60,652	51,349	3.0	3,747,688	3,221,103	3.4
Seattle	69,328	51,020	3.0	3,846,519	2,977,429	3.1
Central Valley	44,882	42,183	2.4	2,224,649	2,015,638	2.1
Baltimore/Washington	49,958	39,849	2.3	2,775,123	2,230,286	2.3
Phoenix	35,737	30,720	1.8	2,057,587	1,769,446	1.9
Nashville	35,829	28,611	1.7	1,713,036	1,378,005	1.5
Orlando	27,725	25,039	1.5	1,536,884	1,392,666	1.5
Las Vegas	38,905	24,743	1.4	1,794,148	1,057,084	1.1
Central PA	28,520	22,447	1.3	1,759,918	1,367,556	1.4
Cincinnati	25,376	21,984	1.3	1,327,293	1,177,403	1.2
Indianapolis	26,552	21,768	1.3	1,404,534	1,175,891	1.2
Remaining U.S. markets (11 markets)	126,563	107,397	6.2	6,301,538	5,366,705	5.7
Total U.S.	**1,748,677**	**1,444,388**	**84.1**	**93,368,850**	**78,328,140**	**82.5**
Mexico	133,815	47,921	2.8	5,498,920	1,990,781	2.1
Canada	35,766	35,766	2.1	1,425,840	1,425,840	1.5
Brazil	31,485	8,534	0.5	1,096,602	316,921	0.3
Total Other Americas	**201,066**	**92,221**	**5.4**	**8,021,362**	**3,733,542**	**3.9**
United Kingdom	96,776	36,533	2.1	8,538,568	3,498,586	3.7
Germany	73,832	23,009	1.3	4,857,078	1,498,973	1.6
Netherlands	55,744	18,704	1.1	3,768,810	1,197,983	1.2
France	56,241	18,617	1.1	3,841,594	1,230,161	1.3
Remaining European countries (8 countries)	163,892	57,784	3.4	9,687,029	3,401,616	3.6
Total Europe	**446,485**	**154,647**	**9.0**	**30,693,079**	**10,827,319**	**11.4**
Japan	89,359	17,780	1.0	7,031,289	1,428,455	1.5
China	27,325	4,439	0.3	3,048,430	485,336	0.5
Singapore	3,195	3,195	0.2	150,080	150,080	0.2
India	497	422	0.0	16,304	13,858	0.0
Total Asia	**120,376**	**25,836**	**1.5**	**10,246,103**	**2,077,729**	**2.2**
Total Outside the U.S.	**767,927**	**272,704**	**15.9**	**48,960,544**	**16,638,590**	**17.5**
Total Operating Portfolio	**$ 2,516,604**	**$ 1,717,092**	**100.0**	**$ 142,329,394**	**$ 94,966,730**	**100.0**

17

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Operating Portfolio – Summary by Division Operations # of Buildings Square Feet Occupied % Leased % square feet and dollars in thousands Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 2,854 618,444 582,353 74.9 95.7 95.7 96.1 96.2 Total Outside the U.S. 121 30,545 30,473 3.9 87.2 87.2 88.2 88.2 Total Operating Portfolio - Consolidated 2,975 648,989 612,826 78.8 95.3 95.3 95.7 95.8 Unconsolidated Total U.S. 784 139,913 44,911 5.8 94.2 94.3 94.3 94.4 Total Outside the U.S. 1,685 421,736 119,318 15.4 95.7 95.9 95.9 96.2 Total Operating Portfolio - Unconsolidated 2,469 561,649 164,229 21.2 95.3 95.4 95.5 95.7 Total Total U.S. 3,638 758,357 627,264 80.7 95.4 95.6 95.8 96.0 Total Outside the U.S. 1,806 452,281 149,791 19.3 95.1 94.1 95.4 94.5 Total Operating Portfolio 5,444 1,210,638 777,055 100.0 95.3 95.3 95.6 95.8 Value added properties - consolidated 15 3,945 3,665 9.2 9.7 19.4 20.6 Value added properties - unconsolidated 8 1,707 471 68.7 70.6 68.7 70.6 Total Operating Properties 5,467 1,216,290 781,191 95.0 94.9 95.4 95.4 First Quarter NOI* Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Consolidated Total U.S. $ 1,422,365 $ 1,340,142 78.0 $ 77,013,497 $ 73,069,052 77.0 Total Outside the U.S. 62,720 62,645 3.7 3,437,095 3,434,650 3.6 Total Operating Portfolio - Consolidated $ 1,485,085 $ 1,402,787 81.7 $ 80,450,592 $ 76,503,702 80.6 Unconsolidated Total U.S. $ 326,312 $ 104,246 6.1 $ 16,355,353 $ 5,259,088 5.5 Total Outside the U.S. 705,207 210,059 12.2 45,523,449 13,203,940 13.9 Total Operating Portfolio - Unconsolidated $ 1,031,519 $ 314,305 18.3 $ 61,878,802 $ 18,463,028 19.4 Value added properties - consolidated $ 1,107 $ 1,178 $ 693,100 $ 664,032 Value added properties - unconsolidated $ 2,338 $ 717 $ 350,334 $ 95,982 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q1 2026 Supplemental PROLOGIS®

Operations

Customer Information

Top Customers

square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.4	49,453
2	Home Depot	1.7	18,980
3	FedEx	1.4	10,732
4	DSV	1.2	14,400
5	DHL	1.2	12,454
6	Geodis	1.0	14,316
7	GXO	0.9	10,134
8	UPS	0.8	10,553
9	CEVA Logistics	0.8	11,307
10	Kuehne + Nagel	0.8	8,786
Top 10 Customers		**15.2**	**161,115**
11	Walmart	0.7	8,368
12	Maersk	0.7	6,273
13	Pepsi	0.5	4,509
14	Mercado Libre	0.5	6,213
15	GigaCloud	0.4	3,609
16	NFI Industries	0.4	3,543
17	Lululemon	0.4	2,481
18	Ryder	0.4	3,600
19	Tesla	0.4	2,818
20	Burlington Stores	0.4	3,130
21	Samsung	0.4	4,540
22	Wayfair	0.3	5,783
23	Berkshire Hathaway	0.3	2,959
24	ZOZO	0.3	4,886
25	Nippon Express	0.3	3,791
Top 25 Customers		**21.6**	**227,618**

Remaining Lease Expirations - Operating Portfolio

square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026[(A)]	114,801	755,489	7.6	6.58
2027[(A)]	202,440	1,480,977	15.0	7.32
2028	180,356	1,489,996	15.1	8.26
2029	154,457	1,367,311	13.8	8.85
2030	143,791	1,319,473	13.3	9.18
Thereafter	357,767	3,478,129	35.2	9.72
Total	**1,153,612**	**9,891,375**	**100.0**	**8.57**
Weighted average term of leases remaining (based on net effective rent)				4.0 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026[(A)]	65,078	466,216	6.9	7.16
2027[(A)]	124,983	991,724	14.7	7.93
2028	111,893	988,701	14.7	8.84
2029	102,595	946,613	14.0	9.23
2030	93,260	899,137	13.3	9.64
Thereafter	242,937	2,457,265	36.4	10.11
Total	**740,746**	**6,749,656**	**100.0**	**9.11**
Weighted average term of leases remaining (based on net effective rent)				4.2 years

A. We have signed leases, which were due to expire in 2026 and 2027, totaling 57 million square feet and 14 million square feet, in our Owned and Managed portfolio (4.0% and 1.0% of total net effective rent) and 35 million square feet and 7 million square feet on a Prologis Share basis (3.8% and 0.8% of total net effective rent). These are excluded from 2026 and 2027 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity $23,200 $3,100 $800 — — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO dollars in millions Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,583 $917 $773 $568 $387 Est Wtd Avg Stabilized Yield 6.3% 6.3% 6.1% 6.7% 7.6% Est Build Out(B): Sq. Ft. in millions 213 TEI $38,000 YTD This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q1 2026 Supplemental PROLOGIS®

Capital Deployment

Development Stabilizations

		Three Months Ended March 31, 2026	
		TEI	
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share
Central	737	$ 101,462	$ 101,462
East	329	76,171	75,928
West[(A)(B)]	2,144	481,873	392,795
Total Industrial U.S.	**3,210**	**659,506**	**570,185**
Canada	–	–	–
Brazil	106	9,009	1,802
Mexico	–	–	–
Total Other Americas	**106**	**9,009**	**1,802**
Northern Europe	92	28,346	14,173
Southern Europe	352	35,504	35,504
Central Europe	1,078	79,157	79,157
United Kingdom	174	71,379	71,379
Total Europe	**1,696**	**214,386**	**200,213**
Japan	983	148,206	148,206
China[(A)]	–	–	–
India	–	–	–
Total Asia	**983**	**148,206**	**148,206**
Total Industrial Outside the U.S.	**2,785**	**371,601**	**350,221**
Total Data Center	**432**	**214,548**	**193,093**
Total Development Stabilizations	**6,427**	**$ 1,245,655**	**$ 1,113,499**
Percent build-to-suit			47.5 %
Estimated weighted average stabilized yield			7.6 %
Annualized estimated NOI			$ 85,037
Estimated weighted average stabilized cap rate			5.5 %
Estimated weighted average margin			34.8 %
Estimated value creation			**$ 387,375**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

21

Q1 2026 Supplemental

Capital Deployment

Development Starts

square feet and dollars in thousands	Three Months Ended March 31, 2026			
			TEI	
	Square Feet	Leased % at Start	Owned and Managed	Prologis Share
Central	1,232	0.0	$ 148,951	$ 69,992
East	785	0.0	211,327	94,313
West[(A)(B)]	828	0.0	250,385	197,405
Total Industrial U.S.	**2,845**	**0.0**	**610,663**	**361,710**
Canada	–	–	–	–
Mexico	–	–	–	–
Brazil	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**–**
Northern Europe	800	15.8	132,082	74,906
Southern Europe	–	–	–	–
Central Europe	493	100.0	37,652	37,652
United Kingdom	274	23.7	58,394	58,394
Total Europe	**1,567**	**43.7**	**228,128**	**170,952**
Japan	–	–	–	–
China	–	–	–	–
India	480	0.0	20,919	17,782
Total Asia	**480**	**0.0**	**20,919**	**17,782**
Total Industrial Outside the U.S.	**2,047**	**33.4**	**249,047**	**188,734**
Total Data Center	**1,084**	**100.0**	**1,288,820**	**1,232,165**
Total Development Starts	**5,976**	**29.6**	**$ 2,148,530**	**$ 1,782,609**
Percent build-to-suit				81.2 %
Estimated weighted average stabilized yield				8.8 %
Annualized estimated NOI				$ 156,108
Estimated weighted average stabilized cap rate				6.3 %
Estimated weighted average margin				32.0 %
Estimated value creation				**$ 571,235**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

22

Q1 2026 Supplemental PROLOGIS

Capital Deployment

Development Portfolio

square feet and dollars in thousands					Under Development											
	Pre-Stabilized Developments				2026 Expected Completion			2027 and Thereafter Expected Completion			Total Development Portfolio					
			TEI			TEI			TEI		Owned and Managed			Prologis Share		
	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central	348	12.1	$ 78,793	$ 78,792	230	$ 42,498	$ 19,970	1,002	$ 106,453	$ 50,022	1,580	2.7	$ 227,744	927	4.5	$ 148,784
East[(A)(B)]	822	0.0	185,467	182,743	3,068	724,585	614,270	380	149,187	70,103	4,270	48.9	1,059,239	3,320	48.1	867,116
West[(A)]	954	51.2	201,805	201,540	1,300	375,699	289,951	2,800	349,662	198,519	5,054	58.9	927,166	3,439	52.4	690,010
Total Industrial U.S.	**2,124**	**25.0**	**466,065**	**463,075**	**4,598**	**1,142,782**	**924,191**	**4,182**	**605,302**	**318,644**	**10,904**	**46.8**	**2,214,149**	**7,686**	**44.7**	**1,705,910**
Canada	1,217	67.7	222,160	222,160	–	–	–	–	–	–	1,217	67.7	222,160	1,217	67.7	222,160
Mexico	1,021	30.9	117,259	117,259	963	106,681	106,681	–	–	–	1,984	15.9	223,940	1,984	15.9	223,940
Brazil	–	–	–	–	118	10,871	2,174	2,147	187,138	37,428	2,265	94.8	198,009	453	94.8	39,602
Total Other Americas	**2,238**	**50.9**	**339,419**	**339,419**	**1,081**	**117,552**	**108,855**	**2,147**	**187,138**	**37,428**	**5,466**	**60.1**	**644,109**	**3,654**	**42.9**	**485,702**
Northern Europe	240	0.0	35,197	35,197	622	89,625	61,320	673	114,352	57,176	1,535	26.2	239,174	996	20.0	153,693
Southern Europe	69	50.0	9,581	9,581	661	118,505	114,630	–	–	–	730	72.1	128,086	700	75.1	124,211
Central Europe	–	–	–	–	493	37,652	37,652	–	–	–	493	100.0	37,652	493	100.0	37,652
United Kingdom[(A)]	94	0.0	52,296	52,296	2,180	664,238	664,238	–	–	–	2,274	81.6	716,534	2,274	81.6	716,534
Total Europe	**403**	**8.5**	**97,074**	**97,074**	**3,956**	**910,020**	**877,840**	**673**	**114,352**	**57,176**	**5,032**	**65.1**	**1,121,446**	**4,463**	**68.9**	**1,032,090**
Japan	785	67.5	125,279	125,279	395	79,962	79,962	2,011	349,894	349,894	3,191	34.0	555,135	3,191	34.0	555,135
China[(A)]	–	–	–	–	–	–	–	1,158	72,480	10,872	1,158	0.0	72,480	174	0.0	10,872
India	561	0.0	25,427	16,210	1,300	55,849	47,472	–	–	–	1,861	0.0	81,276	1,463	0.0	63,682
Total Asia	**1,346**	**39.4**	**150,706**	**141,489**	**1,695**	**135,811**	**127,434**	**3,169**	**422,374**	**360,766**	**6,210**	**17.4**	**708,891**	**4,828**	**22.4**	**629,689**
Total Industrial Outside the U.S.	**3,987**	**42.7**	**587,199**	**577,982**	**6,732**	**1,163,383**	**1,114,129**	**5,989**	**723,864**	**455,370**	**16,708**	**45.8**	**2,474,446**	**12,945**	**44.2**	**2,147,481**
Total Data Center	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**1,300**	**1,739,589**	**1,637,857**	**1,300**	**100.0**	**1,739,589**	**1,200**	**100.0**	**1,637,857**
Total Development Portfolio	**6,111**	**36.5**	**$ 1,053,264**	**$1,041,057**	**11,330**	**$ 2,306,165**	**$2,038,320**	**11,471**	**$ 3,068,755**	**$ 2,411,871**	**28,912**	**48.6**	**$6,428,184**	**21,831**	**47.5**	**$5,491,248**
Cost to complete			$116,134	$114,161		$864,282	$759,547		$1,782,756	$1,434,078			$2,763,172			$2,307,786
Percent build-to-suit				2.0 %			52.5 %			75.7 %						53.2 %
Estimated weighted average stabilized yield				6.2 %			6.2 %			8.0 %						7.0 %

Annualized estimated NOI	$ 382,542
Estimated weighted average stabilized cap rate	5.5 %
Estimated weighted average margin	19.9 %
Estimated value creation	**$1,090,625**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

23

Third-Party Acquisitions Capital Deployment Three Months Ended March 31, 2026 Square Feet Acquisition Price square feet and dollars in thousands Owned and Managed Prologis Share Owned and Managed Prologis Share Prologis Wholly-Owned 915 915 $ 104,161 $ 104,161 Prologis Co-Investment Ventures – – – – Total U.S. 915 915 104,161 104,161 Prologis Wholly-Owned – – – – Prologis Co-Investment Ventures – – – – Total Other Americas – – – – Prologis Wholly-Owned – – – – Prologis Co-Investment Ventures 709 309 110,770 46,691 Total Europe 709 309 110,770 46,691 Prologis Wholly-Owned – – – – Prologis Co-Investment Ventures 338 85 116,419 29,105 Total Asia 338 85 116,419 29,105 Total Outside the U.S. 1,047 394 227,189 75,796 Total Third-Party Building Acquisitions 1,962 1,309 $ 331,350 $ 179,957 Weighted average stabilized cap rate 4.7 % Acquisitions of other real estate investments (A) 87,973 87,973 Total Third-Party Acquisitions $ 419,323 $ 267,930 Amounts include the acquisition of non-industrial assets, including yards and renewable energy assets.

Capital Deployment

Q1 2026 Supplemental

Dispositions and Contributions

square feet and dollars in thousands	Square Feet: Owned and Managed	Square Feet: Prologis Share	Sales Price: Owned and Managed	Sales Price: Prologis Share
	Three Months Ended March 31, 2026			
Third-Party Building Dispositions				
Prologis Wholly-Owned[(A)]	1,527	1,526	$ 222,097	$ 222,072
Prologis Co-Investment Ventures	–	–	–	–
Total U.S.	**1,527**	**1,526**	**222,097**	**222,072**
Prologis Wholly-Owned	–	–	–	–
Prologis Co-Investment Ventures	439	152	19,800	6,835
Total Other Americas	**439**	**152**	**19,800**	**6,835**
Prologis Wholly-Owned	–	–	–	–
Prologis Co-Investment Ventures	910	456	160,867	80,434
Total Europe	**910**	**456**	**160,867**	**80,434**
Prologis Wholly-Owned	–	–	–	–
Prologis Co-Investment Ventures	609	99	98,536	16,012
Total Asia	**609**	**99**	**98,536**	**16,012**
Total Outside the U.S.	**1,958**	**707**	**279,203**	**103,281**
Total Third-Party Building Dispositions	**3,485**	**2,233**	**$ 501,300**	**$ 325,353**
Weighted average stabilized cap rate				**5.1 %**
Contributions of land and properties under development			686,563	339,404
Third-party land dispositions			4,706	4,706
Dispositions of other real estate investments[(B)]			13,925	6,963
Grand Total Dispositions and Contributions			**$ 1,206,494**	**$ 676,426**

A. Amounts include the disposition of properties by a consolidated entity in which we have less than 100% ownership interest.
B. Amounts include the disposition of non-industrial assets, including yards and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Q1 2026 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value		
	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	534	509	9,671	$ 589,199	$ 579,325	12.1
New Jersey/New York City	316	316	2,926	310,261	310,261	6.5
San Francisco Bay Area	70	61	1,263	138,132	115,501	2.4
Dallas/Ft. Worth	486	450	6,945	193,353	177,107	3.7
Chicago	83	83	1,388	23,785	23,739	0.5
South Florida	81	81	1,092	105,084	105,064	2.2
Atlanta	286	286	2,805	37,883	37,883	0.8
Lehigh Valley	105	105	876	39,098	39,098	0.8
Houston	311	299	4,532	133,048	130,560	2.7
Seattle	45	45	892	39,208	39,208	0.8
Central Valley	634	634	10,926	209,079	209,078	4.4
Baltimore/Washington	111	111	1,253	83,601	83,601	1.7
Phoenix	45	45	730	25,598	25,598	0.5
Nashville	365	365	5,085	174,937	174,937	3.6
Orlando	119	102	1,701	37,126	31,783	0.7
Las Vegas	980	980	14,826	404,448	404,448	8.4
Central PA	104	104	1,117	40,569	40,569	0.9
Cincinnati	146	146	881	37,766	37,766	0.8
Indianapolis	4	4	38	284	284	0.0
Remaining U.S. markets (8 markets)	379	379	5,997	160,080	160,040	3.3
Total U.S.	**5,204**	**5,105**	**74,944**	**2,782,539**	**2,725,850**	**56.8**
Mexico	946	813	17,548	313,785	299,624	6.2
Canada	362	362	6,688	658,245	658,245	13.7
Brazil	704	613	14,288	274,823	261,424	5.5
Total Other Americas	**2,012**	**1,788**	**38,524**	**1,246,853**	**1,219,293**	**25.4**
United Kingdom	278	267	5,742	297,425	246,928	5.1
Germany	90	67	1,911	126,002	93,214	1.9
Netherlands	55	55	1,437	59,185	59,185	1.2
France	171	124	3,340	82,863	74,313	1.6
Remaining European countries (7 countries)	741	672	14,250	182,520	163,101	3.4
Total Europe	**1,335**	**1,185**	**26,680**	**747,995**	**636,741**	**13.2**
Japan	99	99	6,421	152,683	152,683	3.2
China	78	12	2,499	27,900	4,185	0.1
India	256	216	5,992	71,305	60,576	1.3
Total Asia	**433**	**327**	**14,912**	**251,888**	**217,444**	**4.6**
Total Outside the U.S.	**3,780**	**3,300**	**80,116**	**2,246,736**	**2,073,478**	**43.2**
Total Land Portfolio	**8,984**	**8,405**	**155,060**	**$ 5,029,275**	**$ 4,799,328**	**100.0**

26

Q1 2026 Supplemental PROLOGIS

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres			Current Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Central	1,525	1,477	17.6	$ 610,001	$ 591,221	12.3
East	1,167	1,150	13.7	661,507	656,144	13.7
West	2,512	2,478	29.4	1,511,031	1,478,485	30.8
Total U.S.	**5,204**	**5,105**	**60.7**	**2,782,539**	**2,725,850**	**56.8**
Mexico	946	813	9.7	313,785	299,624	6.2
Canada	362	362	4.3	658,245	658,245	13.7
Brazil	704	613	7.3	274,823	261,424	5.5
Total Other Americas	**2,012**	**1,788**	**21.3**	**1,246,853**	**1,219,293**	**25.4**
Central Europe	467	444	5.3	125,588	121,131	2.5
Northern Europe	188	147	1.7	196,789	158,908	3.3
Southern Europe	402	327	3.9	128,193	109,774	2.3
United Kingdom	278	267	3.2	297,425	246,928	5.1
Total Europe	**1,335**	**1,185**	**14.1**	**747,995**	**636,741**	**13.2**
Japan	99	99	1.2	152,683	152,683	3.2
China	78	12	0.1	27,900	4,185	0.1
India	256	216	2.6	71,305	60,576	1.3
Total Asia	**433**	**327**	**3.9**	**251,888**	**217,444**	**4.6**
Total Outside the U.S.	**3,780**	**3,300**	**39.3**	**2,246,736**	**2,073,478**	**43.2**
Total Land Portfolio	**8,984**	**8,405**	**100.0**	**$ 5,029,275**	**$ 4,799,328**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 25,600,000	$ 24,300,000	
Estimated build out of Covered Land Plays (in TEI)				7,900,000	6,500,000	
Estimated build out of other land (in TEI)[(A)]				8,000,000	7,200,000	
Total				**$ 41,500,000**	**$ 38,000,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At December 31, 2025	**$ 2,877,409**	**$ 1,234,578**	**$ 645,377**	**$ 221,783**	**$ 4,979,147**
Acquisitions	–	–	2,553	–	2,553
Reclassifications	26,612	(21,728)	9,652	–	14,536
Dispositions and contributions	(51,339)	–	(5,186)	–	(56,525)
Development starts	(254,095)	–	(33,937)	(5,834)	(293,866)
Infrastructure costs	126,943	3,512	30,649	7,113	168,217
Effect of changes in foreign exchange rates and other	320	2,931	(12,367)	(5,618)	(14,734)
At March 31, 2026	**$ 2,725,850**	**$ 1,219,293**	**$ 636,741**	**$ 217,444**	**$ 4,799,328**

A. Amounts include approximately 3,400 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

27

Q1 2026 Supplemental
PROLOGIS®

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets we own solar ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	56	$ 132,487	46	$ 92,541	$ 130,482
New Jersey/New York City	80	188,512	39	120,212	150,811
Chicago	13	33,648	44	105,141	142,489
San Francisco Bay Area	14	32,846	27	43,333	77,842
Central Valley	30	60,403	8	14,564	22,376
Baltimore/Washington	2	4,672	14	45,809	61,536
Remaining U.S. markets (5 markets)	7	13,430	6	8,357	19,349
Total U.S.	**202**	**465,998**	**184**	**429,957**	**604,885**
Mexico	10	8,733	29	15,742	28,149
Total Other Americas	**10**	**8,733**	**29**	**15,742**	**28,149**
Germany	50	42,377	7	2,152	6,610
Italy	15	9,313	8	2,999	7,959
Remaining European countries (6 countries)	14	14,052	20	4,119	15,679
Total Europe	**79**	**65,742**	**35**	**9,270**	**30,248**
Japan	62	77,610	12	2,806	8,795
China	25	14,150	–	–	–
Singapore	5	4,076	–	–	–
Total Asia	**92**	**95,836**	**12**	**2,806**	**8,795**
Total Outside the U.S	**181**	**170,311**	**76**	**27,818**	**67,192**
Total Solar Portfolio	**383**	**636,309**	**260**	**457,775**	**672,077**
Energy Storage Portfolio	**80**	**104,165**	**12**	**12,665**	**14,648**
Total Solar and Energy Storage Portfolio	**463**	**740,474**	**272**	**470,440**	**686,725**

Third party and other	868	Investment Tax Credits ("ITC")	(259,324)
Projects awaiting final commissioning[(A)]	18	**TEI, Net of ITCs**	**427,401**
Total installed capacity	**1,349**	**Estimated weighted average stabilized yield**	**11.4 %**

A. These projects are also included as under development in the solar and energy storage portfolio.

28

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions Strategic Capital Overview 37.1 51.5 50.9 24.8 24.8 Trailing 3-year basis points of third-party AUM 95.0% 93.0% 95.0% 93.6% 92.2% % Open end/Public *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. A. Net Promote Income (Expense) in 2025 and 2026 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. (A) (A)

Q1 2026 Supplemental PROLOGIS®

Strategic Capital

Summary of Co-Investment Ventures

THIRD-PARTY AUM: $67.7B
in billions, except for (number of ventures)

BY GEOGRAPHY


Asia (6)
$10.4
U.S. (4)
$27.4
Europe (2)
$22.4
Other
Americas (2)
$7.5

BY STRUCTURE


Publicly listed (3)
$13.0
Closed end (6)
$5.3
Open end (5)
$49.4

BY STRATEGY


Development /
Value Add (5)
$5.2
Stabilized (9)
$62.5

FINANCIAL HIGHLIGHTS

	Co-Investment Ventures (at 100%) (A)		
in thousands	Consolidated	Unconsolidated	Total
Square Feet	78,187	563,356	641,543
GBV of Operating Buildings	$ 8,479,764	$ 62,229,136	$ 70,708,900
GBV of Real Estate	$ 8,549,678	$ 65,476,541	$ 74,026,219
Debt	$ –	$ 19,849,689	$ 19,849,689

PROMOTE OPPORTUNITIES (B)

	Q1	Q2	Q3	Q4
2026	—	• • •	•	•
2027	—	• • •	•	—
2028	—	• • •	• • •	•
2029	—	• • •	•	—
2030	—	• • •	•	—

• Represents an individual co-investment venture eligible to earn promotes. Eligibility does not imply likelihood of realization, and there can be no assurance that any promotes will be earned.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

B. Does not include promotes earned upon liquidation of a venture or stabilization of properties, or for certain ventures, promotes based on cumulative returns that do not have a scheduled promote period.

30

Q1 2026 Supplemental PROLOGIS®

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A)

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information			**For the Three Months Ended March 31, 2026**		
Rental revenue	$ 447,227	$ 221,872	$ 537,552	$ 154,516	$ 1,361,167
Rental expense	(112,551)	(28,758)	(97,817)	(40,534)	(279,660)
General and administrative expense	(21,780)	(20,356)	(21,809)	(16,850)	(80,795)
Depreciation and amortization expense	(141,805)	(59,543)	(222,740)	(54,027)	(478,115)
Other operating revenue (expense)	(924)	(266)	(1,340)	–	(2,530)
Operating income (expense) before gains on real estate transactions, net	**170,167**	**112,949**	**193,846**	**43,105**	**520,067**
Gains (losses) on dispositions of investments in real estate, net	185	3,493	(14,071)	13,538	3,145
Operating income (expense)	**170,352**	**116,442**	**179,775**	**56,643**	**523,212**
Interest expense	(71,105)	(32,637)	(53,656)	(16,639)	(174,037)
Gains (losses) on early extinguishment of debt, net	—	(23,727)	—	—	(23,727)
Current and deferred income tax benefit (expense)	(171)	(484)	(34,372)	(4,637)	(39,664)
Foreign currency, derivative and other gains (losses) and other income (expense), net	2,582	4,308	(127)	2,533	9,296
Net earnings (loss)	**101,658**	**63,902**	**91,620**	**37,900**	**295,080**
Real estate related depreciation and amortization expense	137,505	61,979	217,754	51,624	468,862
(Gains) losses on dispositions of investments in real estate, net of taxes	(179)	(3,545)	12,496	(13,538)	(4,766)
Unrealized foreign currency, derivative and other losses (gains), net	–	(1,793)	957	(4,580)	(5,416)
FFO, as modified by Prologis*	**238,984**	**120,543**	**322,827**	**71,406**	**753,760**
Core FFO defined adjustments	(6)	23,779	1,575	–	25,348
Core FFO*	**$ 238,978**	**$ 144,322**	**$ 324,402**	**$ 71,406**	**$ 779,108**
Balance Sheet Information			**At March 31, 2026**		
Operating properties, before depreciation	$ 16,415,777	$ 6,345,824	$ 29,684,567	$ 9,782,968	$ 62,229,136
Accumulated depreciation	(3,388,729)	(1,043,143)	(5,738,951)	(1,354,848)	(11,525,671)
Properties under development, land and other real estate	1,097,783	1,416,877	476,229	256,516	3,247,405
Other assets	1,687,901	511,473	1,614,252	647,342	4,460,968
Total assets	**$ 15,812,732**	**$ 7,231,031**	**$ 26,036,097**	**$ 9,331,978**	**$ 58,411,838**
Third-party debt	$ 6,860,945	$ 2,443,378	$ 6,990,751	$ 3,554,615	$ 19,849,689
Other liabilities	1,028,765	279,658	2,153,586	407,837	3,869,846
Total liabilities	**$ 7,889,710**	**$ 2,723,036**	**$ 9,144,337**	**$ 3,962,452**	**$ 23,719,535**
Weighted average ownership	**32.7%**	**32.2%**	**32.9%**	**15.7%**	**30.1%**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended March 31, 2026 Rental revenue $ 113,049 $ 413,659 Rental expense (28,445) (82,515) General and administrative expense (11,948) (26,298) Depreciation and amortization expense (33,999) (145,075) Other operating income (expense) 368 (1,061) Operating income before gains 39,025 158,710 Gains (losses) on dispositions of investments in real estate, net 75 (4,142) Operating income 39,100 154,568 Interest expense (421) (50,702) Losses on early extinguishment of debt, net – (8,190) Current and deferred income tax benefit (expense) 666 (12,073) Foreign currency, derivative and other gains (losses) and other income (expense), net 590 4,095 Earnings from unconsolidated co-investment ventures, net 43 – Net earnings 39,978 87,698 Real estate related depreciation and amortization expense 33,423 142,308 (Gains) losses on other dispositions of investments in real estate, net of taxes (excluding development properties and land) 196 2,894 NAREIT defined FFO* 73,597 232,900 Unrealized foreign currency, derivative and other losses (gains), net – (853) Deferred income tax expense (benefit) (712) – FFO, as modified by Prologis* 72,885 232,047 Core FFO defined adjustments (271) 8,879 Core FFO* $ 72,614 $ 240,926 Balance Sheet Information At March 31, 2026 Operating properties, before depreciation $ 3,975,958 $ 18,559,010 Accumulated depreciation (954,228) (3,500,922) Properties under development, land and other real estate 175,707 1,149,762 Other assets 235,191 1,148,354 Total assets $ 3,432,628 $ 17,356,204 Third-party debt $ 26,056 $ 5,429,782 Other liabilities 90,298 1,115,055 Total liabilities $ 116,354 $ 6,544,837 Weighted average ownership 33.6% 30.1 % Noncontrolling interests investment $ 3,316,274 Investment in and advances to unconsolidated co-investment ventures $ 10,397,182 Investment in and advances to other unconsolidated ventures 844,541 Investment in and advances to unconsolidated entities $ 11,241,723 * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated.

Q1 2026 Supplemental PROLOGIS

Capitalization

Overview

ASSETS UNDER MANAGEMENT

dollars in millions


$165,969
$235,165
$235,165
$245,000
$210,000
$175,000
$140,000
$105,000
$70,000
$35,000
$0
Investment Capacity $4,021
Debt $40,073
Market Equity $125,896
AUM Strategic Capital $103,107
Investors' share of ventures $65,175
Prologis Share of ventures $33,911
Direct owned and other $132,058
Total Enterprise Value(A) $165,969
Asia 6.0%
Other Americas 2.6%
Europe 15.7%
U.S.(B) 75.7%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE

dollars in millions


$165,969
$40,073
$125,896
Outside U.S. 16.8%
U.S. Dollar (B) 83.2%
Outside U.S. 55.6%
U.S. Dollar(B) 44.4%
Outside U.S. 4.4%
U.S. Dollar (B) 95.6%
Enterprise Value(A)
Debt
Market Equity

Debt Metrics(C) - Prologis Share		
	March 31, 2026	December 31, 2025
Debt as % of gross Market Capitalization*	23.8 %	24.6 %
Debt as % of gross real estate assets*	35.4 %	35.7 %
Secured debt as % of gross real estate assets*	0.4 %	0.3 %
Unencumbered gross real estate assets to unsecured debt*	274.5 %	271.1 %
Fixed charge coverage ratio*	6.4x	5.9x
Fixed charge coverage ratio, excluding development gains*	6.0x	5.7x
Debt/Adjusted EBITDA*	4.8x	5.3x
Debt/Adjusted EBITDA, excluding development gains*	5.1x	5.4x
Weighted average interest rate	3.3 %	3.3 %
Weighted average remaining maturity in years	8.1	8.2
Percentage of floating rate debt	4.6 %	3.8 %
Credit Ratings at March 31, 2026(D)		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE


Other 7.3%
JPY 8.4%
GBP 7.9%
EUR 32.0%
USD 44.4%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $110.4B

in billions


Other $7.5
CIP & Land $8.2
Operating Properties $94.7

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $132.18 at March 31, 2026.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q1 2026 Supplemental PROLOGIS®

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	Senior Notes	Credit Facilities and Commercial Paper[(A)]	Term Loans and Other[(B)]	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2026	$ 399,879	$ 310,446	$ 144,531	$ 45,807	$ 900,663	2.5 %	66 %
2027	1,970,940	–	197,544	4,156	2,172,640	2.3 %	93 %
2028	2,574,695	93,419	113,652	3,041	2,784,807	3.2 %	94 %
2029	3,381,285	–	–	3,191	3,384,476	2.7 %	100 %
2030	2,831,665	150,000	31,348	3,345	3,016,358	2.8 %	94 %
2031	2,580,885	–	125,394	17,607	2,723,886	2.9 %	100 %
2032	2,729,915	–	752,364	18,715	3,500,994	2.3 %	89 %
2033	2,882,676	–	163,479	98,216	3,144,371	4.4 %	98 %
2034	3,044,740	–	389,577	–	3,434,317	3.7 %	97 %
2035	2,609,914	–	–	–	2,609,914	3.6 %	100 %
2036	181,194	–	–	15,000	196,194	1.3 %	100 %
Thereafter	7,326,358	–	–	–	7,326,358	3.6 %	100 %
Subtotal	**$ 32,514,146**	**$ 553,865**	**$ 1,917,889**	**$ 209,078**	**$ 35,194,978**	**3.2 %**	**96 %**
Unamortized net premiums (discounts)	(397,056)	–	–	6,169	(390,887)		
Unamortized finance costs	(129,271)	–	(4,241)	(987)	(134,499)		
Total consolidated debt, net of premiums (discounts)	**$ 31,987,819**	**$ 553,865**	**$ 1,913,648**	**$ 214,260**	**$ 34,669,592**		
Weighted average interest rate	3.3 %	2.5 %	2.0 %	4.2 %	3.2 %		
Weighted average remaining maturity in years	8.7	1.5	5.6	5.7	8.4		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges[(C)]	Total	% of Total
USD	$ 15,240,354	$ 150,000	$ 6,747	$ 171,346	$ 15,568,447	$ (882,334)	$ 14,686,113	42 %
EUR	11,234,256	310,446	232,468	–	11,777,170	–	11,777,170	34 %
GBP	1,813,412	–	–	–	1,813,412	682,334	2,495,746	7 %
JPY	1,506,902	93,419	1,356,844	–	2,957,165	–	2,957,165	9 %
CAD	1,782,580	–	143,486	42,914	1,968,980	200,000	2,168,980	6 %
Other	410,315	–	174,103	–	584,418	–	584,418	2 %
Total debt	**$31,987,819**	**$ 553,865**	**$ 1,913,648**	**$ 214,260**	**$34,669,592**	**$ –**	**$34,669,592**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,390,386
Less: Credit facilities borrowings outstanding	243,419
Less: Commercial paper borrowings outstanding[(D)]	310,446
Less: Outstanding letters of credit	26,133
Current availability	5,810,388
Cash and cash equivalents	861,144
Total liquidity	**$ 6,671,532**

A. The maturities for the 2025 Global Facility ($150 million) and the Yen Revolver ($93 million) are reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($144 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

Q1 2026 Supplemental PROLOGIS®

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated(A)

dollars in thousands

	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	**Unsecured**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**	**Unsecured(B)**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**
2026	$ –	$ 562	$ 562	3.7 %	100 %	$ 131,214	$ 27,381	$ 158,595	3.7 %	35 %
2027	3,217	829	4,046	6.4 %	20 %	196,870	39,842	236,712	3.3 %	96 %
2028	3,129	390	3,519	7.0 %	11 %	512,288	78,148	590,436	4.2 %	60 %
2029	–	410	410	3.3 %	100 %	541,106	3,784	544,890	3.4 %	92 %
2030	–	430	430	3.3 %	100 %	485,152	1,126	486,278	3.0 %	98 %
2031	–	1,861	1,861	3.3 %	100 %	590,480	347	590,827	3.2 %	85 %
2032	–	473	473	3.3 %	100 %	467,604	20,629	488,233	2.5 %	96 %
2033	–	12,306	12,306	4.1 %	100 %	470,912	37,990	508,902	3.2 %	100 %
2034	–	–	–	–	–	404,944	15,625	420,569	4.5 %	100 %
2035	–	–	–	–	–	606,545	–	606,545	4.9 %	100 %
2036	–	1,500	1,500	5.6 %	100 %	370,560	–	370,560	4.6 %	100 %
Thereafter	–	–	–	–	–	459,837	–	459,837	4.5 %	100 %
Subtotal	**$ 6,346**	**$ 18,761**	**$ 25,107**	**4.9 %**	**75 %**	**$ 5,237,512**	**$224,872**	**$5,462,384**	**3.8 %**	**91 %**
Unamortized net premiums (discounts)	–	1,053	1,053			(11,740)	230	(11,510)		
Unamortized finance costs	–	(104)	(104)			(20,162)	(930)	(21,092)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 6,346**	**$ 19,710**	**$ 26,056**			**$ 5,205,610**	**$224,172**	**$5,429,782**		

	Unsecured	Secured	Total	Unsecured	Secured	Total
Weighted average interest rate	7.3 %	4.0 %	4.9 %	3.8 %	3.6 %	3.8 %
Weighted average remaining maturity in years	2.0	7.1	7.7	6.3	4.0	6.2

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	**Secured**	**Total**	**% of Total**
USD	$ –	$ 19,710	$ 19,710	76 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	6,346	–	6,346	24 %
Total debt	**$ 6,346**	**$ 19,710**	**$ 26,056**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	**Secured**	**Total**	**Investment Hedges(C)**	**Total**	**% of Total**
USD	$ 3,093,040	$ 21,647	$ 3,114,687	$ –	$3,114,687	57 %
EUR	1,547,630	48,331	1,595,961	(534,544)	1,061,417	20 %
GBP	190,381	24,251	214,632	436,115	650,747	12 %
JPY	346,064	74,491	420,555	–	420,555	8 %
CAD	–	–	–	–	–	–
Other	28,495	55,452	83,947	98,429	182,376	3 %
Total debt	**$ 5,205,610**	**$224,172**	**$5,429,782**	**$ –**	**$5,429,782**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $478 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Q1 2026 Supplemental

PROLOGIS®

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	582,353	$ 73,069,052	$ 125	$ 1,305,284	$ 1,305,284	$ 5,221,136	95.7 %
Other Americas	16,460	1,698,139	103	39,409	39,409	157,636	94.9 %
Europe	8,671	1,162,965	134	12,081	12,080	48,320	79.9 %
Asia	5,342	573,546	107	8,277	8,277	33,108	75.5 %
NOI adjustments for mid-quarter acquisitions/development completions					7,354	29,416	
Total consolidated operating portfolio	**612,826**	**76,503,702**	**125**	**1,365,051**	**1,372,404**	**5,489,616**	**95.3 %**
Unconsolidated							
U.S.	44,911	5,259,088	117	117,213	117,213	468,852	94.3 %
Other Americas	26,207	2,035,403	78	55,793	55,793	223,172	96.7 %
Europe	77,520	9,664,354	125	149,500	149,500	598,000	96.0 %
Asia	15,591	1,504,183	96	17,583	17,583	70,332	93.4 %
Net Property Management Income					8,553	46,089	
NOI adjustments for mid-quarter acquisitions/development completions					2,045	8,180	
Total unconsolidated operating portfolio	**164,229**	**18,463,028**	**112**	**340,089**	**350,687**	**1,414,625**	**95.4 %**
Total Operating Portfolio	**777,055**	**$ 94,966,730**	**$ 122**	**$ 1,705,140**	**$ 1,723,091**	**$ 6,904,241**	**95.3 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	2,105	$ 399,194	$ 463,075	$ 220		$ 26,924	25.1 %
Other Americas	2,238	294,088	339,419	152		22,183	50.9 %
Europe	403	89,651	97,074	241		5,152	8.5 %
Asia	1,142	129,095	141,489	124		10,429	46.4 %
Properties under development							
U.S.(A)	3,945	1,330,739	2,454,280	622		202,377	
Other Americas	963	31,980	106,681	111		9,593	
Europe	3,621	290,458	863,844	239		46,734	
Asia	3,511	66,237	477,327	136		23,835	
Total consolidated development portfolio	**17,928**	**2,631,442**	**4,943,189**	**276**		**347,227**	
Unconsolidated							
U.S.	2,836	254,093	426,412	150		27,632	
Other Americas	453	16,224	39,602	87		2,951	
Europe	439	23,656	71,172	162		4,112	
Asia	175	3,128	10,873	62		620	
Total unconsolidated development portfolio	**3,903**	**297,101**	**548,059**	**140**		**35,315**	
Total Development Portfolio	**21,831**	**$ 2,928,543**	**$ 5,491,248**	**$ 252**		**$ 382,542**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		1,090,625					
Total Development Portfolio, including est. value creation		**$ 4,019,168**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 861,144 Restricted cash 41,739 Accounts receivable, prepaid assets and other tangible assets 1,593,453 Gross book value of other real estate investments and assets held for sale 7,073,329 Value added operating properties 693,100 Prologis receivable from unconsolidated co-investment ventures 321,966 Investments in and advances to other unconsolidated joint ventures 844,541 Total other assets $ 11,429,272 Other liabilities Accounts payable and other current liabilities $ 1,684,048 Deferred income taxes 159,631 Value added tax and other tax liabilities 35,164 Tenant security deposits 437,350 Other liabilities 808,632 Total other liabilities $ 3,124,825 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (90,220) Prologis Share of unconsolidated net tangible other assets (liabilities) 556,093 Less: noncontrolling interests share of value added operating properties (29,068) Prologis Share of unconsolidated value added operating properties 95,982 Land Current book value of land 4,684,949 Less: noncontrolling interests share of the current book value of land (30,410) Prologis Share of book value of land in unconsolidated co-investment ventures 144,789 Debt (at par) and Preferred Stock Consolidated debt $ 35,194,978 Noncontrolling interests share of consolidated debt (25,107) Prologis Share of unconsolidated co-investment ventures' debt 5,462,384 Preferred stock 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 951,976 Strategic Capital / Development Management Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 94,755 $ 379,020 Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 10,995 37,142 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (40,077) (143,943) Fee Related Earnings $ 65,673 $ 272,219 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ (12,382) $ (50,448) Net Promote Income (Expense) (five year average) $ 188,767 Development management revenue (current quarter/trailing twelve months) $ 11,827 $ 39,436 Net Promote Income (Expense) is negative due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Notes and Definitions Prologis Lehigh Valley West 34 -19, Allentown, Pennsylvania

Notes and Definitions

Q1 2026 Supplemental PROLOGIS®

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Certain statements in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please refer to our "Forward-Looking Statements" and "Risk Factors" disclosure in our Forms 10-K and 10-Q for more information.

Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market.

Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows *(in thousands)*:

Rental revenues	$ 2,125,084
Rental expenses	(520,283)
NOI	1,604,801
Net termination fees and adjustments (a)	(1,676)
Less: actual NOI for Development Portfolio and Other Real Estate Investments and other	(75,475)
Less: Net Property Management Income	(40,296)
Less: properties contributed or sold (b)	(65)
Less: noncontrolling interests share of NOI less termination fees and adjustments	(84,502)
Prologis Share of adjusted NOI for consolidated Operating Portfolio at March 31, 2026	**$ 1,402,787**
Straight-line rents (c)	(77,188)
Free rent (c)	67,574
Amortization of lease intangibles (c)	(66,712)
Net Property Management Income	40,296
Effect of foreign currency exchange (d)	(984)
Less: noncontrolling interests	(722)
First Quarter Adjusted Cash NOI (Actual)	**$ 1,365,051**

a. *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance.*
b. *Actual NOI for properties that were contributed or sold during the three-month period is removed.*
c. *Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield.*
d. *Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date.*

Adjusted Cash NOI (Pro Forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter.

Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure is net earnings.

We believe Adjusted EBITDA provides relevant and useful information by offering insight into our operating performance before the effects of financing decisions, income taxes, and certain non-cash or non-recurring charges.

We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of:

i. gains or losses from the disposition of investments in real estate (excluding development properties and land);
ii. depreciation and amortization expense;
iii. impairment charges;
iv. interest charges;
v. current and deferred income taxes;
vi. preferred stock dividends;
vii. unrealized gains or losses on foreign currency and derivatives;
viii. stock compensation amortization expense;
ix. gains from the revaluation of equity investments upon acquisition of a controlling interest; and
x. gains or losses on early extinguishment of debt and derivative contracts (including cash charges).

We also include an adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter.

We calculate Adjusted EBITDA based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of Adjusted EBITDA measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

While we believe Adjusted EBITDA is an important supplemental measure, it should not be used alone as it excludes significant components of net earnings computed under GAAP and is therefore limited as an analytical tool. We do not use Adjusted EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders.

Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield.

39

Q1 2026 Supplemental PROLOGIS®

Notes and Definitions (continued)

Assets Under Management ("AUM") represents the estimated fair value of the assets we own or manage through both our consolidated entities and unconsolidated co-investment ventures. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Third-Party AUM represents the third-party investors' share of the estimated fair value of the assets in the co-investment ventures plus the Investment Capacity from the third-party investors.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended	
	Mar. 31,	
in thousands, except per share amount	**2026**	**2025**
Net earnings		
Net earnings attributable to common stockholders	$ 980,476	$ 591,501
Noncontrolling interest attributable to exchangeable limited partnership units	23,027	14,991
Adjusted net earnings attributable to common stockholders - Diluted	**$ 1,003,503**	**$ 606,492**
Weighted average common shares outstanding - Basic	931,261	927,338
Incremental weighted average effect on exchange of limited partnership units	21,979	23,501
Incremental weighted average effect of equity awards	4,321	5,241
Weighted average common shares outstanding - Diluted	**957,561**	**956,080**
Net earnings per share - Basic	**$ 1.05**	**$ 0.64**
Net earnings per share - Diluted	**$ 1.05**	**$ 0.63**

	Three Months Ended	
	Mar. 31,	
in thousands, except per share amount	**2026**	**2025**
Core FFO		
Core FFO attributable to common stockholders/ unitholders	$ 1,440,493	$ 1,356,031
Noncontrolling interest attributable to exchangeable limited partnership units	232	294
Core FFO attributable to common stockholders/ unitholders - Diluted	**$ 1,440,725**	**$ 1,356,325**
Less: Net Promote Income (Expense)	(12,382)	(10,893)
Core FFO attributable to common stockholders/ unitholders, excluding Net Promote Income (Expense) - Diluted	**$ 1,453,107**	**$ 1,367,218**
Weighted average common shares outstanding - Basic	931,261	927,338
Incremental weighted average effect on exchange of limited partnership units	21,979	23,779
Incremental weighted average effect of equity awards	4,321	5,241
Weighted average common shares outstanding - Diluted	**957,561**	**956,358**
Core FFO per share - Diluted	**$ 1.50**	**$ 1.42**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.52**	**$ 1.43**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	31.5 %	<60%	23.7 %
Fixed charge coverage ratio	>1.5x	7.3x	>1.5x	8.3x
Secured debt leverage ratio	<40%	0.2 %	<40%	0.1 %
Unencumbered asset to unsecured debt ratio	>150%	285.7 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	775.6 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Q1 2026 Supplemental PROLOGIS®

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Mar. 31, 2026	Dec. 31, 2025
Debt as a % of gross real estate assets:		
Consolidated debt	$ 34,669,592	$ 35,037,073
Unamortized deferred financing costs and discount, net	525,386	540,973
Consolidated debt (at par)	35,194,978	35,578,046
Noncontrolling interests share of consolidated debt (at par)	(25,107)	(22,122)
Prologis Share of unconsolidated debt (at par)	5,462,384	5,363,417
Total Prologis Share of debt (at par)	40,632,255	40,919,341
Prologis Share of outstanding foreign currency derivatives	(11,811)	3,423
Consolidated cash and cash equivalents	(861,144)	(1,145,647)
Noncontrolling interests share of consolidated cash and cash equivalents	25,455	26,685
Prologis Share of unconsolidated cash and cash equivalents	(381,729)	(298,652)
Total Prologis Share of debt, net of adjustments	**$ 39,403,026**	**$ 39,505,150**
Consolidated gross investments in real estate	95,241,445	95,129,356
Assets held for sale or contribution	499,799	203,344
Acquired intangible liabilities, net of assets	(817,598)	(856,305)
Consolidated gross real estate assets	94,923,646	94,476,395
Noncontrolling interests share of consolidated gross real estate assets	(4,158,370)	(4,061,330)
Prologis Share of unconsolidated gross real estate assets	20,522,301	20,342,476
Total Prologis Share of gross real estate assets	**$ 111,287,577**	**$ 110,757,541**
Debt as a % of gross real estate assets	**35.4 %**	**35.7 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 39,403,026**	**$ 39,505,150**
Total outstanding common stock and limited partnership units	951,976	950,912
Share price at quarter end	$ 132.18	$ 127.66
Total equity capitalization	$ 125,832,188	$ 121,393,426
Total Prologis Share of debt, net of adjustments	39,403,026	39,505,150
Gross Market Capitalization	**$ 165,235,214**	**$ 160,898,576**
Debt as a % of gross Market Capitalization	**23.8 %**	**24.6 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 209,078	$ 189,530
Noncontrolling interests share of consolidated secured debt (at par)	(18,761)	(16,832)
Prologis Share of unconsolidated secured debt (at par)	224,872	214,062
Total Prologis Share of secured debt (at par)	**$ 415,189**	**$ 386,760**
Total Prologis Share of gross real estate assets	**$ 111,287,577**	**$ 110,757,541**
Secured debt as a % of gross real estate assets	**0.4 %**	**0.3 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 94,459,212	$ 94,034,407
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(4,095,962)	(4,001,217)
Prologis Share of unconsolidated unencumbered gross real estate assets	20,042,720	19,853,941
Total Prologis Share of unencumbered gross real estate assets	**$ 110,405,970**	**$ 109,887,131**
Consolidated unsecured debt (at par)	34,985,900	35,388,516
Noncontrolling interests share of consolidated unsecured debt (at par)	(6,346)	(5,290)
Prologis Share of unconsolidated unsecured debt (at par)	5,237,512	5,149,355
Total Prologis Share of unsecured debt (at par)	**$ 40,217,066**	**$ 40,532,581**
Unencumbered gross real estate assets to unsecured debt	**274.5 %**	**271.1 %**

dollars in thousands	Three Months Ended Mar. 31, 2026	Dec. 31, 2025
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 2,178,034	$ 2,002,231
Adjusted EBITDA-annualized including trailing 12 months of development gains and other and excluding Net Promote Income (Expense) (b)	$ 8,223,228	$ 7,552,027
Net Promote Income (Expense) for the trailing 12 months	(50,448)	(48,960)
Adjusted EBITDA-annualized	$ 8,172,780	$ 7,503,067
Annualized NOI adjustment for real estate transactions	(37,056)	39,696
Adjusted EBITDA, including NOI from real estate transactions, annualized	**$ 8,135,724**	**$ 7,542,763**
Interest expense	$ 254,286	$ 260,453
Amortization and write-off of deferred loan costs	(7,472)	(7,696)
Amortization of debt discount, net	(13,160)	(13,501)
Capitalized interest	33,038	31,779
Preferred stock dividends	1,500	1,556
Noncontrolling interests share of consolidated fixed charges	(407)	(371)
Prologis Share of unconsolidated fixed charges	49,064	48,122
Total Prologis Share of fixed charges	$ 316,849	$ 320,342
Total Prologis Share of fixed charges, annualized	**$ 1,267,396**	**$ 1,281,368**
Fixed charge coverage ratio	**6.4x**	**5.9x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 39,403,026**	**$ 39,505,150**
Adjusted EBITDA-annualized	**$ 8,172,780**	**$ 7,503,067**
Debt to Adjusted EBITDA ratio	**4.8x**	**5.3x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*
b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $511.6 million and $247.0 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, data centers, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At March 31, 2026, total TEI for yards, parking lots, data centers and non-industrial assets was $2.0 billion on an Owned and Managed and $1.9 billion on a Prologis Share basis. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

41

Notes and Definitions (continued)

Q1 2026 Supplemental PROLOGIS®

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2026 Expected Completion	2027 and Thereafter Expected Completion	Total Development Portfolio
U.S.	5.8 %	6.6 %	8.6 %	7.7 %
Other Americas	6.5 %	9.0 %	7.5 %	7.1 %
Europe	5.3 %	5.4 %	5.6 %	5.4 %
Asia	7.4 %	6.2 %	4.6 %	5.5 %
Total	6.2 %	6.2 %	8.0 %	7.0 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended Mar. 31, 2026
Strategic capital revenues	$ 160,812
Less: Strategic capital revenue from property management fees	(41,480)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(25,982)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	12,069
Effect of foreign currency exchange	391
Third-party share of fee related and promote revenue	**$ 105,810**
Less: Promote revenue	(60)
Fee related revenue	**$ 105,750**
Less: Strategic capital expenses for asset management fees and transactional fees	(40,077)
Fee Related Earnings	**$ 65,673**

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry, with net earnings as the most directly comparable GAAP measure.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. This measure excludes similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition, with certain adjustments to calculate FFO, as modified by Prologis, and Core FFO, both as defined below, to reflect our business and execution of our management strategy. While these adjustments are subject to significant fluctuations from period to period, with both positive and negative short-term impacts, the removal of the effects of these items enhances our understanding of the core operating performance of our properties over the long term.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. We use both Core FFO and AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjustments on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
ii. current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and
iii. foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

42

Notes and Definitions (continued)

Q1 2026 Supplemental PROLOGIS®

Core FFO

To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following:

i. gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
ii. income tax expense related to the sale of investments in real estate;
iii. impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and
iv. gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, turnover costs and property improvements and exclude the following items that we recognize directly in Core FFO:

i. straight-line rents;
ii. amortization of above- and below-market lease intangibles;
iii. amortization of management contracts;
iv. amortization of debt premiums and discounts and financing costs, net of amounts capitalized; and
v. stock compensation amortization expense.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations arise from excluding income tax expense that may be payable or depreciation and amortization expenses that reflect costs necessary to maintain operating performance. In addition, our FFO measure does not reflect changes in asset values resulting from fluctuations in market conditions or foreign currency exchange rates nor costs or benefits from settlement of deferred income taxes or the extinguishment of debt. We do not use NAREIT's nor our measures of FFO as alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We compensate for the limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures from consolidated net earnings attributable to common stockholders.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

	Three Months Ended Mar. 31,	
in thousands	**2026**	**2025**
Building and land development activities	$ 26,942	$ 30,670
Operating building improvements and other	20,008	12,978
Total capitalized G&A	**$ 46,950**	**$ 43,648**

G&A as a Percent of Gross Book Value/Assets Under Management (dollars in thousands)	
Adjusted G&A (trailing twelve months):	
Net G&A	$ 481,303
Add: strategic capital expenses (excluding promote expense)	238,965
Less: strategic capital property management expenses	(95,022)
Adjusted G&A	**$ 625,246**
Gross book value at period end (a):	
Operating properties	$ 143,372,828
Development portfolio - TEI	6,428,184
Land portfolio	5,029,275
Other real estate investments and assets held for sale	9,836,586
Total gross book value at period end (a)	**$ 164,666,873**
G&A as % of gross book value at period end (a)	**0.38 %**
Total value of Assets Under Management (a)	**$ 235,165,000**
G&A as % of Assets Under Management	**0.27 %**

(a) On an Owned and Managed basis.

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 3.80**	**$ 4.05**
Our share of:		
Depreciation and amortization	3.22	3.28
Net gains on real estate transactions, net of taxes	(0.95)	(1.10)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	—	—
Core FFO attributable to common stockholders/unitholders	**$ 6.07**	**$ 6.23**
Less: Net Promote Income (Expense)	(0.05)	(0.05)
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$ 6.12**	**$ 6.28**

a. *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

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Notes and Definitions (continued) Income Taxes. Three Months Ended Mar. 31, in thousands 2026 2025 Current income tax expense $ 46,479 $ 35,565 Current income tax expense (benefit) on dispositions 1,302 1,136 Total current income tax expense (benefit) 47,781 36,701 Deferred income tax expense (benefit) 190 6,682 Total income tax expense (benefit) $ 47,971 $ 43,383 Three Months Ended Mar. 31, in thousands 2026 2025 Gross interest expense $ 266,692 $ 234,277 Amortization of debt discounts, net 13,160 13,766 Amortization of finance costs 7,472 7,069 Interest expense before capitalization 287,324 255,112 Capitalized amounts (33,038) (23,361) Interest Expense $ 254,286 $ 231,751 Interest Expense. Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease. Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses. Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable. Net Property Management Income represents property management fees less the actual costs of providing property management services. Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments from us and third-party investors, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures. Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals. Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals. Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt. Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units. Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation. The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Notes and Definitions (continued)

Q1 2026 Supplemental PROLOGIS®

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. NOI of our Operating Portfolio excludes net termination fees and adjustments. Prologis Share of NOI includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Power Pipeline is expressed in watts and consists of Secured Power and Advanced Stage Power. All sites in the Power Pipeline are owned or controlled by the company and are subject to applicable approvals, including regulatory approvals and entitlements.

Secured Power is utility-fed power capacity that is subject to binding agreements with utilities and expected to support our data center development pipeline, including capacity currently under development.

Advanced Stage Power is utility-fed power capacity that is not yet secured but is in advanced discussions with the applicable utilities and is expected to support our data center development pipeline. There is no guarantee that such capacity will become secured power.

Rental Revenues.

	Three Months Ended Mar. 31,	
in thousands	**2026**	**2025**
Rental revenues	$ 1,490,139	$ 1,369,809
Rental recoveries	467,437	438,396
Amortization of lease intangibles	74,673	88,729
Straight-lined rents	92,835	90,331
Rental Revenues	**$ 2,125,084**	**$ 1,987,265**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates for the same respective spaces. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis.

We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended March 31, 2026 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2025 and owned throughout the same three-month period in both 2025 and 2026.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2025) and properties acquired or disposed of to third parties during the periods. To derive an appropriate measure of period- to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

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Q1 2026 Supplemental PROLOGIS

Notes and Definitions (continued)

dollars in thousands	Three Months Ended Mar. 31, 2026	2025	Change (%)
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$2,125,084	$ 1,987,265	
Rental expenses	(520,283)	(488,317)	
Consolidated Property NOI	**$1,604,801**	**$ 1,498,948**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(150,967)	(122,495)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	1,010,288	956,327	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(785,354)	(750,429)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,678,768**	**$ 1,582,351**	**6.1 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	(134,307)	(156,391)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(45,957)	(56,807)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	35,810	41,376	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,534,314**	**$ 1,410,529**	**8.8 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the periods and properties acquired or disposed of to third parties during the periods. We also exclude one-time items due to early lease terminations, including termination fees received from customers and the write-off of related lease assets and liabilities, that are not indicative of the property's recurring operating performance in order to evaluate the growth or decline in each property's rental revenues. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at March 31, 2026 to the Property NOI for both periods, including the properties contributed during the periods. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*

During the periods presented, certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result, only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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